                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Citrix Systems, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                      LOGO

                                                                   April 5, 2002

Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders of Citrix Systems, Inc. (the "Corporation") to be held at 10:00 a.m., on Thursday, May 16, 2002, at the Fort Lauderdale Marriott North, 6650 North Andrews Avenue, Fort Lauderdale, Florida 33309.

     At this Annual Meeting, you will be asked to elect two Class I directors for three-year terms. The Board of Directors unanimously recommends that you vote FOR this proposal.

     Details regarding the matters to be acted upon at this meeting appear in the accompanying Proxy Statement. Please give this material your careful attention.

     If you are a stockholder of record, please vote in one of the following three ways whether or not you plan to attend the meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage-prepaid envelope, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy on the Internet at the address listed on the proxy card. It is important that your shares be voted whether or not you attend the meeting in person. If you attend the meeting, you may vote in person even if you have previously returned your proxy card or completed your proxy card by phone or on the Internet. Your prompt cooperation will be greatly appreciated.

                                          Very truly yours,

                                          MARK B. TEMPLETON
                                          President and Chief Executive Officer

                              CITRIX SYSTEMS, INC.
                          851 WEST CYPRESS CREEK ROAD
                         FORT LAUDERDALE, FLORIDA 33309
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 16, 2002

To the Stockholders of Citrix Systems, Inc.:

     The Annual Meeting of Stockholders of Citrix Systems, Inc., a Delaware corporation (the "Corporation"), will be held on Thursday, May 16, 2002 at 10:00 a.m., local time, at the Fort Lauderdale Marriott North, 6650 North Andrews Avenue, Fort Lauderdale, Florida 33309, for the following purposes:

          1. To elect two (2) Class I members to the Board of Directors as directors, each to serve for a three-year term and until his successor has been duly elected and qualified or until his earlier resignation or removal; and

          2. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Only stockholders of record at the close of business on March 25, 2002 are entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to vote in one of the following three ways whether or not you plan to attend the meeting:
(1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (2) by completing your proxy using the toll-free number listed on the proxy card, or (3) by completing your proxy on the Internet at the address listed on the proxy card. If you attend the meeting, you may vote in person even if you have previously returned your proxy card or completed your proxy card by telephone or on the Internet.

                                          By Order of the Board of Directors,

                                          MARK B. TEMPLETON
                                          President and Chief Executive Officer

Fort Lauderdale, Florida
April 5, 2002

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE, COMPLETE YOUR PROXY USING THE TOLL-FREE TELEPHONE NUMBER LISTED IN THE ENCLOSED PROXY CARD OR COMPLETE YOUR PROXY ON THE INTERNET AT THE ADDRESS LISTED ON THE PROXY CARD IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                              CITRIX SYSTEMS, INC.
                          851 WEST CYPRESS CREEK ROAD
                         FORT LAUDERDALE, FLORIDA 33309

                             ---------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 16, 2002

                             ---------------------

                                 APRIL 5, 2002

     Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Citrix Systems, Inc., a Delaware corporation (the "Corporation"), for use at the Annual Meeting of Stockholders to be held on Thursday, May 16, 2002, at 10:00 a.m., local time, at the Fort Lauderdale Marriott North, 6650 North Andrews Avenue, Fort Lauderdale, Florida 33309, or at any adjournments or postponements thereof (the "Meeting"). An Annual Report to Stockholders, containing financial statements for the fiscal year ended December 31, 2001, is being mailed together with this proxy statement to all stockholders entitled to vote at the Meeting. This proxy statement and the form of proxy were first mailed to stockholders on or about April 5, 2002.

     The purpose of the Meeting is to elect two Class I directors to the Corporation's Board of Directors. Only stockholders of record at the close of business on March 25, 2002 (the "Record Date") will be entitled to receive notice of and to vote at the Meeting. As of that date, 182,649,745 shares of common stock, $.001 par value per share, of the Corporation (the "Common Stock") were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Meeting. You may vote in one of the following three ways whether or not you plan to attend the meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy on the Internet at the address listed on the proxy card. If you attend the meeting, you may vote in person even if you have previously returned your proxy card or voted by phone or on the Internet. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (1) filing with the Secretary of the Corporation, before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly completing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Corporation before the taking of the vote at the Meeting or (3) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Citrix Systems, Inc., 851 West Cypress Creek Road, Fort Lauderdale, Florida 33309,
Attention: Secretary, at or before the taking of the vote at the Meeting.

     The representation in person or by proxy of at least a majority of the outstanding Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the Meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

     In the election of Class I directors, the nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Meeting shall be elected as directors. On all other matters being submitted to stockholders, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on each such matter is required for approval. An automated system administered by the Corporation's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker "non-votes" are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

     The persons named as attorneys-in-fact in the proxies, Mark B. Templeton and John P. Cunningham, were selected by the Board of Directors and are officers of the Corporation. All properly executed proxies returned in time to be counted at the Meeting will be voted by such persons at the Meeting. Where a choice has been specified on the proxy with respect to the foregoing matter, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted FOR the nominees to the Board of Directors.

     The Board of Directors knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Corporation's Common Stock as of the Record Date: (i) by each person who is known by the Corporation to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) by each director or nominee of the Corporation; (iii) by each present or former executive officer of the Corporation named in the Summary Compensation Table set forth below under "Compensation and Other Information Concerning Directors and Officers," and (iv) by all directors, executive officers and nominees of the Corporation as a group.

                                                             SHARES BENEFICIALLY   PERCENTAGE OF SHARES
                 NAME OF BENEFICIAL OWNER                         OWNED(1)         BENEFICIALLY OWNED(2)
                 ------------------------                    -------------------   ---------------------
Massachusetts Financial Services Company (3)...............      18,802,544                10.29%
  500 Boylston Street
  Boston, MA 02116
PRIMECAP Management(4).....................................      14,187,000                 7.77%
  225 South Lake Avenue #400
  Pasadena, CA 91101
Mark B. Templeton(5).......................................       1,639,718                    *
Roger W. Roberts(6)........................................       1,347,100                    *
John P. Cunningham(7)......................................         784,803                    *
Kevin R. Compton(8)........................................         436,422                    *
Stephen M. Dow(9)..........................................         380,516                    *
Tyrone F. Pike(10).........................................         313,898                    *
Charles Alan Pettit(11)....................................         196,246                    *
John C. Burris(12).........................................         178,625                    *
Robert N. Goldman(13)......................................         177,376                    *
David A.G. Jones(14).......................................         170,444                    *
Marvin W. Adams(15)........................................          59,341                    *
John W. White..............................................             800                    *
Kenneth E. Lonchar.........................................              --
All executive officers, directors and nominees as a group
  (16) (18 persons)........................................       6,163,273                 3.37%

---------------

  *  Represents less than 1% of the outstanding Common Stock
 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission"), and includes voting and investment power with respect to shares. Unless otherwise indicated below, to the knowledge of the Corporation, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law. Pursuant to the rules of the Commission, the number of shares of Common Stock deemed outstanding includes shares issuable pursuant to options held by the respective person or group, which may be exercised within 60 days of the record Date ("presently exercisable stock options").
 (2) Applicable percentage of ownership as of the Record Date is based upon 182,649,745 shares of Common Stock outstanding.
 (3) With respect to information relating to Massachusetts Financial Services Company, the Corporation has relied on information supplied by such entity on a Form 13G filed with the Commission for the period ended February 28, 2002.
 (4) With respect to information relating to PRIMECAP Management Company, the Corporation has relied on information supplied by such entity on a Form 13F filed with the Commission for the period ended December 31, 2001. Includes 10,300,000 shares beneficially owned by Vanguard PRIMECAP Fund.

 (5) Includes 1,518,750 shares of Common Stock issuable pursuant to presently exercisable stock options.
 (6) Includes 650,000 shares of Common Stock issuable pursuant to presently exercisable stock options.
 (7) Includes 775,623 shares of Common Stock issuable pursuant to presently exercisable stock options, 3,000 shares held by Mr. Cunningham's wife, and 2,000 shares held in Mr. Cunningham's IRA.
 (8) Includes 310,000 shares of Common Stock issuable pursuant to presently exercisable stock options.
 (9) Includes 190,000 shares of Common Stock issuable pursuant to presently exercisable stock options.
(10) Includes 180,000 shares of Common Stock issuable pursuant to presently exercisable stock options, and 2,400 shares held in trust for the benefit of Mr. Pike's children.
(11) Consists of 196,246 shares of Common Stock issuable pursuant to presently exercisable stock options.
(12) Consists of 178,625 shares of Common Stock issuable pursuant to presently exercisable stock options.
(13) Consists of 177,376 shares of Common Stock issuable pursuant to presently exercisable stock options.
(14) Includes 169,793 shares of Common Stock issuable pursuant to presently exercisable stock options.
(15) Consists of 59,341 shares of Common Stock issuable pursuant to presently exercisable stock options.
(16) Includes 4,869,090 shares of Common Stock issuable pursuant to presently exercisable stock options and 2,109 shares currently convertible from 150 units of convertible debt.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

                                    NOMINEES

     The Corporation's Board of Directors currently consists of nine members. The Corporation's By-laws divide the Board of Directors into three classes. The members of each class of directors serve for staggered three-year terms. The Board of Directors has nominated and recommended that Messrs. Tyrone F. Pike and Kenneth E. Lonchar be elected to the Board of Directors as Class I directors, each to hold office until the Annual Meeting of Stockholders to be held in the year 2005 and until his successor has been duly elected and qualified or until his earlier resignation or removal. Mr. Pike is currently a Class I director whose term expires at this Annual Meeting of Stockholders and is a nominee for re-election as a director of the Corporation. Mr. Lonchar is currently a Class II director. The Board of Directors has accepted Mr. Lonchar's resignation as a Class II director effective immediately upon the conclusion of this Annual Meeting of the Stockholders. Mr. Lonchar also is nominated for election as a Class I director. Messrs. Roberts and Goldman are currently Class I directors whose terms expire at this Annual Meeting of Stockholders, but will not seek and are not nominees for re-election. The Board of Directors is also composed of (i) two Class II directors (Messrs. Adams and White), whose terms expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2003, and (ii) three Class III directors (Messrs. Templeton, Compton, and Dow), whose terms expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2004. At the conclusion of this Annual Meeting of the Stockholders, Mr. Dow will succeed Mr. Roberts as the Chairman of the Board of Directors.

     The Board of Directors knows of no reason why either of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                    A VOTE "FOR" THE NOMINEES LISTED BELOW.

     The following table sets forth the nominees to be elected at the Meeting and, for each director whose term of office will extend beyond the Meeting, the year such nominee or director was first elected a director, the positions currently held by the nominees and each director with the Corporation, the year each nominee's or director's term will expire and class of director of each nominee and each director:

  NOMINEE'S OR DIRECTOR'S
       NAME AND YEAR                                                             YEAR TERM     CLASS OF
  FIRST BECAME A DIRECTOR       POSITION(S) WITH THE CORPORATION                WILL EXPIRE    DIRECTOR
----------------------------    --------------------------------                -----------    --------
NOMINEES:
Tyrone F. Pike..............    Director                                           2005           I
  1993
Kenneth E. Lonchar..........    Director                                           2005           I
  2002
CONTINUING DIRECTORS:
Marvin W. Adams.............    Director                                           2003           II
  2001
John W. White...............    Director                                           2003           II
  1998
Mark B. Templeton...........    President, Chief Executive                         2004          III
  1998                          Officer and Director
Kevin R. Compton............    Director                                           2004          III
  1991
Stephen M. Dow..............    Director and Chairman as of the
  1989                          conclusion of the Meeting                          2004          III

                OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the director nominees to be elected at the Meeting, the directors and the executive officers of the Corporation, their ages, and the positions currently held by each such person with the Corporation immediately prior to the Meeting.

NAME                                           AGE   POSITION
---------------------------------------------  ---   -------------------------------------------------
Mark B. Templeton............................  49    President, Chief Executive Officer and Director
John P. Cunningham...........................  64    Chief Financial Officer, Senior Vice President,
                                                     Finance and Operations, and Assistant Secretary
John C. Burris...............................  47    Senior Vice President, Worldwide Sales and
                                                     Customer Services
David A.G. Jones.............................  47    Senior Vice President, Corporate Marketing and
                                                     Development
Charles Alan Pettit..........................  47    Vice President, APAC
Robert G. Kruger.............................  48    Chief Technology Officer and Senior Vice
                                                     President, Product Development
Jeanne Moreno................................  47    Vice President and Chief Information Officer
Daniel Roy...................................  42    Vice President, General Counsel, and Secretary
Stefan Sjostrom..............................  47    Vice President, EMEA
David Urbani.................................  56    Vice President, Finance
Roger W. Roberts(5)..........................  57    Chairman of the Board and Director
Marvin W. Adams(4)...........................  44    Director
Kevin R. Compton(1)(2)(3)(4).................  43    Director
Stephen M. Dow(1)(2)(3)(4)(5)................  46    Director
Robert N. Goldman(2)(3)(4)(6)................  52    Director
Kenneth E. Lonchar(4)........................  44    Director
Tyrone F. Pike(4)............................  47    Director
John W. White(1)(4)..........................  63    Director

---------------

(1) Member of Compensation Committee.
(2) Member of Audit Committee.
(3) Member of the Finance Committee
(4) Member of the Nominating Committee
(5) Mr. Roberts will not seek re-election and his term will expire at the conclusion of the Annual Meeting. Mr. Dow will serve as Chairman of the Board at the conclusion of the Annual Meeting.
(6) Mr. Goldman will not seek re-election and his term will expire at the conclusion of the Annual Meeting.

     Mark B. Templeton has served as President and Chief Executive Officer of the Corporation from January 1999 to June 2000 and from June 2001 to the present, as President and Senior Executive Officer from July 2000 to May 2001, and as President since January 1998. He was elected to the Board of Directors in May 1998 and in May 2001. Prior to January 1998, he served as Vice President, Marketing since joining the Corporation in June 1995. From April 1994 to June 1995, Mr. Templeton served as Group Director, Corporate Marketing for UB Networks, Inc. (formerly Ungermann-Bass, Inc.), a computer network hardware manufacturer. From November 1993 to April 1994, he served as Executive Vice President for Softblox, Inc., a software company. From July 1991 to November 1993, Mr. Templeton served as Vice President, Marketing for Keyfile Corporation, a group collaboration software company.

     John P. Cunningham joined the Corporation as its Chief Financial Officer, Senior Vice President, Finance and Administration, and Assistant Secretary in November 1999. Mr. Cunningham was promoted to Senior Vice President, Finance and Operations in May 2001. Prior to joining the Corporation, Mr. Cunningham served as Executive Vice President and Chief Financial Officer of Getronics NV (formerly Wang Global), a computer services firm, from 1998 to 1999. Prior to that, he served as Chief Financial Officer at Whirlpool Corporation, a diversified manufacturer, from 1996 to 1998 and Maytag Corporation, a diversified manufacturer, from 1994 to 1996. Mr. Cunningham has also served as Corporate Controller and held other general management positions at International Business Machines Corporation. Mr. Cunningham also serves on the Board of Directors of Baltimore Technologies, a UK publicly traded company.

     John C. Burris joined the Corporation in July 1999 as Senior Vice President, Worldwide Customer Services. In January 2001, Mr. Burris was appointed Senior Vice President, Worldwide Sales and Customer Services. Prior to joining the Corporation, Mr. Burris was employed by Lucent Technologies from 1994 to 1999 as Vice President and General Manager of the Gulf States region. Prior to 1994, Mr. Burris was employed in various customer service capacities for AT&T Corp. including a term as managing director for AT&T's Asia/Pacific region.

     David A.G. Jones joined the Corporation in October 1998 as Vice President, International Sales. From March 1999 to January 2001, Mr. Jones served as Senior Vice President, Worldwide Sales. In January 2001, Mr. Jones was appointed Senior Vice President, Corporate Marketing and Development. Prior to joining the Corporation, he served as President of The Vision Factory, Inc., a developer of e-commerce software tools, from 1997 to 1998. From 1996 to 1997, he served as Vice President-International of mFactory Inc., a developer of multimedia development software. From 1993 to 1996, Mr. Jones served as Senior Director for Apple Computer, Inc., a computer company.

     Charles Alan Pettit joined the Corporation in November 1999 as Vice President, APAC. Prior to joining the Corporation, Mr. Pettit served as Vice President of Worldwide Sales for Digital Island, an Internet Service Provider, from March 1997 to May 1998. From 1996 to 1997, Mr. Pettit was Vice President of Sales for mFactory, a multi-media software company.

     Robert G. Kruger joined the Corporation in April 2001 as Chief Technology Officer. In June 2001, Mr. Kruger was also promoted to Senior Vice President, Product Development. Prior to joining the Corporation, Mr. Kruger was Vice President, Window NT and eBusiness Solutions from 1998 to 2000, Vice President and General Manager, PATROL Business Unit in 2000, and Vice President and General Manager, eForce Business Unit from 2000 to 2001 at BMC Software Inc., a software company. From 1987 to 1998, Mr. Kruger held several positions with Microsoft Corporation, the most recent being General Manager, Systems Management Products from 1995 to 1998.

     Jeanne Moreno joined the Corporation in July 2000 as Vice President and Chief Information Officer. Prior to joining the Corporation, Ms. Moreno served as Chief Information Officer for the software company BMC Software, Inc. from August 1994 to July 2000.

     Daniel Roy joined the Corporation in August 1997 as General Counsel and Secretary. In October 2000, Mr. Roy was also promoted to Vice President. Prior to joining the Corporation, Mr. Roy served as General Counsel for Multimedia Marketing & Design in Chicago from 1996 to July 1997.

     Stefan Sjostrom joined the Corporation in March 2001 as Vice President, EMEA. Prior to joining the Corporation, Mr. Sjostrom served as Managing Director and Vice President of BSDi EMEA Ltd., a software company, from April 2000 to February 2001. From November 1998 to April 2000, Mr. Sjostrom was Managing Partner of CMHS Management Consulting, a consulting firm. From September 1997 until November 1998, Mr. Sjostrom was a Management Consultant for Total Recall
(UK) Ltd., a consulting service provider. From May 1989 to September 1997, Mr. Sjostrom was Regional Vice President with The Santa Cruz Operation, Inc., a software company.

     David Urbani joined the Corporation in March 2000 as Vice President, Controller. From June 2000 to October 2001, Mr. Urbani also served as Treasurer of the Corporation. In December 2001, Mr. Urbani became Vice President, Finance. Prior to joining the Corporation, Mr. Urbani served as Vice President and Treasurer for Maytag Corporation, a diversified manufacturer, from 1995 to 2000.

     Roger W. Roberts has served as a director since joining the Corporation in June 1990 and as Chairman of the Board since June 2000. He also served as Chief Operating Officer of the Corporation from June 2000 to June 2001, as Chief Executive Officer of the Corporation from June 1990 until December 1998, and served as President of the Corporation from June 1990 until January 1998. Prior to joining the Corporation, Mr. Roberts was employed for over twenty years by Texas Instruments, a diversified electronics company, where he held technical, marketing and general management positions. Most recently at Texas Instruments, Mr. Roberts was Director of Marketing for the Peripheral Products Division, responsible for the MicroLaser printers and TravelMate notebooks. Mr. Roberts serves on the Board of Directors of Blue Ocean Software, a privately held company in Tampa, Florida. At the conclusion of this Meeting, Mr. Roberts will retire from his position as a director of the Corporation.

     Marvin W. Adams has served as a director of the Corporation since May 2001. Since December 2000, Mr. Adams has served as Vice President and Chief Information Officer of Ford Motor Company, an automobile company. From February 1997 to August 2000, Mr. Adams was Executive Vice President and Chief Information Officer of Bank One, a financial institution. From June 1996 to January 1997, Mr. Adams was Vice President and Chief Information Officer of Frontier, a telecommunications company. Mr. Adams serves on the Board of Directors of NeoCore, a privately held company.

     Kevin R. Compton has served as a director of the Corporation since 1991. Since 1990, Mr. Compton has served as a general partner of Kleiner Perkins Caufield & Byers, a venture capital investment firm. From May 1985 to December 1990, Mr. Compton was the Vice President and General Manager of the network systems team at Businessland, Inc., a computer retailer, and at AmeriSource Corporation prior to its acquisition by Businessland. Mr. Compton serves on the Board of Directors of ONI Systems Corp and VeriSign, Inc., both of which are publicly traded companies.

     Stephen M. Dow has served as a director of the Corporation since 1989. Since 1983, Mr. Dow has served as a general partner of Sevin Rosen Funds, a venture capital investment firm. Mr. Dow will become Chairman of the Board of Directors at the conclusion of this Meeting.

     Robert N. Goldman has served as a director of the Corporation since 1995. Since September 2001, Mr. Goldman has served as Chairman of eXcelon Corporation, formerly known as Object Design, Inc., a developer of object data management software. From November 1995 to September 2001, Mr. Goldman served as President, Chief Executive Officer and Chairman of eXcelon Corporation. From 1986 to August 1995, Mr. Goldman served as Chairman of the Board of Trinzic, Inc. and its predecessor software companies that were engaged in the development and marketing of client/server middleware software products. Trinzic was formed by the merger of AICorp and AION Corporation in 1992. Mr. Goldman served as AICorp President and Chief Executive Officer from 1986 to 1992. From 1983 to 1986, Mr. Goldman served as President and Chief Operating Officer of Cullinet Software, Inc., a software developer. In addition to eXcelon, Mr. Goldman serves on the Board of Directors of Parametric Technology Corporation. At the conclusion of this Meeting, Mr. Goldman will retire from his position as a director of the Corporation.

     Kenneth E. Lonchar has served as a director of the Corporation since January 2002. Since December 1995, Mr. Lonchar has served as Executive Vice President and Chief Financial Officer of Veritas Software Corporation, a publicly traded computer software company.

     Tyrone F. Pike has served as a director of the Corporation since 1993. Since July 2001, Mr. Pike has served as President and Chief Executive Officer of Bravara Communication, Inc. From August 2000 to July 2001, Mr. Pike served as Vice President of Special Projects for InterNAP Network Services Corporate, a data network carrier that provides Quality of Service connectivity to the Internet. In July 2000 InterNAP acquired VPNX.com, a virtual private network services company, founded by Mr. Pike in August 1996 and where he served as President and Chief Executive Officer until its acquisition by InerNAP. From January 1994 to August 1996, Mr. Pike served in various management positions at UB Networks, Inc., Global Village Communications, Inc., Intel Corporation and LANSystems, Inc.

     John W. White has served as a director of the Corporation since July 1998. From February 1994 to October 1998, Mr. White served as Vice President and Chief Information Officer at Compaq Computer Corporation, a computer company and supplier of computer systems. Prior to joining Compaq, Mr. White spent more than 28 years at Texas Instruments, a diversified electronics company, most recently as President of the Information Technology Group. Prior to his tenure at Texas Instruments, Mr. White worked at Electronic Data Systems Corporation, a technology based professional services firm. Mr. White serves on the Board of Directors of Metasolv Software, a publicly traded computer software company.

     Executive officers of the Corporation are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors met nine times during the fiscal year ended December 31, 2001 and took action by unanimous written consent four times during the fiscal year ended December 31, 2001. Each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meeting of all committees of the Board of Directors on which they served during fiscal 2001. The Audit Committee of the Board of Directors, of which Messrs. Compton, Goldman and Dow are currently the only members, reviews with the independent accountants and management the annual financial statements and independent auditors' opinion, reviews the results of the audit of the Corporation's financial statements by the independent auditors, recommends the retention of the independent auditors to the Board of Directors, periodically reviews the Corporation's accounting policies and internal accounting and financial controls and takes other actions consistent with the Audit Committee charter. The Audit Committee met six times during the fiscal year ended December 31, 2001. At the conclusion of this Annual Meeting of Stockholders, the members of the Audit Committee will be Messrs. Dow, Lonchar and Pike. The Compensation Committee, of which Messrs. Compton, Dow and White are currently the only members, is responsible for administering the Corporation's stock ownership plans and for reviewing and approving compensation matters concerning the executive officers of the Corporation. The Compensation Committee met one time and took action by unanimous written consent thirty-two times during the fiscal year ended December 31, 2001. At the conclusion of this Annual Meeting of Stockholders, the members of the Compensation Committee will be Messrs. Adams, Compton and White. The Finance Committee of the Board of Directors, of which Messrs. Compton, Goldman and Dow are currently the only members, is responsible for overseeing management's financial policies and business practices. The Finance Committee was formed in January 2001. The Finance Committee met four times and did not take any action by unanimous written consent during the fiscal year ended December 31, 2001. At the conclusion of this Annual Meeting of Stockholders, the members of the Finance Committee will be Messrs. Dow, Lonchar and Pike. The Nominating Committee of the Board of Directors, of which the Corporation's outside directors, Messrs. Adams, Compton, Dow, Goldman, Lonchar, Pike and White, are members, was formed in July 2001 and is responsible for all matters relating to the recruitment and nomination of candidates for vacancy and election as directors at the Corporation's Annual Meeting of Stockholders, including: reviewing and making recommendations to the Board regarding Board composition and structure, establishing criteria for membership on the Board, evaluating corporate policies relating to the recruitment of directors, and all other related matters. The Nominating Committee did not meet or take action by unanimous written consent during the fiscal year ended December 31, 2001. At the conclusion of the Annual Meeting of Stockholders, the Corporation's outside directors, Messrs. Adams, Compton, Dow, Lonchar, Pike and White, will be the members of the Nominating Committee. The Nominating Committee may, in its discretion, consider nominees recommended by stockholders.

REPORT OF AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     This report is submitted by the Audit Committee of the Board of Directors. The Audit Committee of the Board of Directors is currently comprised of Messrs. Compton, Goldman and Dow. Each is a non-employee director of the Corporation and, aside from being a director of the Corporation, each is otherwise independent of the Corporation (as independence is defined in the listing standards of The Nasdaq). The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which was attached to the Corporation's Proxy Statement for the Annual Meeting of Shareholders held on May 17, 2001 and filed with the Securities and Exchange Commission on April 9, 2001. During the fiscal year ended December 31, 2001, the Audit Committee reviewed with the independent certified public accountants and management the annual consolidated financial statements and independent auditors' opinion, reviewed the results of the audit of the Corporation's consolidated financial statements by the independent auditors, recommended the retention of the independent auditors to the Board of Directors and periodically reviewed the Corporation's accounting policies and internal accounting and financial controls and took other actions consistent with its written charter. During the fiscal year 2001, the Corporation's independent certified public accountants were Ernst & Young LLP ("Ernst & Young"). Ernst & Young also performed audit related services, non-audit related services, tax services and internal audit outsourcing services for the Corporation during 2001.

     The Audit Committee oversees the Corporation's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant estimates and judgments, critical accounting policies and the clarity of disclosures in the financial statements.

     The Committee reviewed with Ernst & Young, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Corporation's accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States. In addition, the Committee has discussed with the independent auditors from Ernst & Young their independence from management and the Corporation, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of nonaudit services with the auditors' independence.

     The Committee discussed with Ernst & Young the overall scope and plans for their annual audit and their internal audit activities. Ernst & Young has indicated it will support restrictions on internal audit outsourcing services for audit clients that are SEC registrants. The Corporation will end its relationship with Ernst & Young for the internal audit function by the end of 2002. The Corporation will work with Ernst & Young to make this an orderly transition. The Committee meets separately with Ernst & Young's accountants in their capacity as the Corporation's independent auditors and Ernst & Young's accountants who perform the internal audit services for the Corporation, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation's internal controls, and the overall quality of the Corporation's financial reporting. The Committee held six meetings during fiscal year 2001.

     The Audit Committee has reviewed the audited consolidated financial statements of the Corporation at December 31, 2001 and for each of the two prior years ended December 31, and has discussed them with both management and the Corporation's independent auditors from Ernst & Young. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as currently in effect. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with Ernst & Young the firm's independence. Based on its review of the financial statements and these discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited consolidated financial statements be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

     The Audit Committee has also reviewed the Corporation's quarterly financial statements during 2001, and has discussed them with both the management of the Corporation and the Corporation's independent auditors prior to including these interim financial statements in the Corporation's quarterly reports on Form 10-Q. In January 2002, the Audit Committee met and reviewed the adequacy of its charter. The Audit Committee has also evaluated the performance of Ernst & Young, and based on its evaluation, has recommended to the Board of Directors that the Corporation retain Ernst & Young to serve as the Corporation's auditors for the fiscal year ending December 31, 2002.

RESPECTFULLY SUBMITTED BY THE AUDIT COMMITTEE

     Kevin R. Compton
     Stephen M. Dow
     Robert N. Goldman

                       COMPENSATION AND OTHER INFORMATION
                       CONCERNING DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION SUMMARY

     The following table sets forth summary information concerning the compensation paid or earned for services rendered to the Corporation in all capacities during the fiscal years ended December 31, 2001, 2000 and 1999 to (i) the Corporation's Chief Executive Officer during 2001, (ii) each of the other four most highly compensated executive officers of the Corporation who received total annual salary and bonus in excess of $100,000 in fiscal 2001 and (iii) up to two additional individuals, if any, for whom disclosures would have been provided by this item but for the fact that the individual was not serving as an executive officer of the Corporation at the end of fiscal 2001.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM
                                                                                COMPENSATION
                                               ANNUAL COMPENSATION               AWARDS(3)
                                    -----------------------------------------   ------------
                                                                                 SECURITIES
                                                               OTHER ANNUAL      UNDERLYING
NAME AND PRINCIPAL POSITION  YEAR   SALARY($)   BONUS($)(1)   COMPENSATION($)    OPTIONS(#)    ALL OTHER COMPENSATION($)
---------------------------  ----   ---------   -----------   ---------------   ------------   -------------------------
Mark B. Templeton..........  2001    399,000      308,168             --           115,000     300(6), 4,101(7), 5,250(8)
  President, Chief           2000    371,000      202,566             --            50,000     5,250(8)
  Executive Officer,         1999    307,500      176,396          4,859(2)      1,200,000     3,708(8)
  and Director

John P. Cunningham.........  2001    352,000      194,400             --           150,000     120(6), 2,204(8)
  Chief Financial Officer,   2000    327,000      127,530             --           185,000     2,184(8)
  Senior Vice President,     1999     27,308        8,711             --           800,000     27,129(4)
  Finance and Operations
  and Assistant Secretary

John C. Burris.............  2001    275,000      215,332             --            50,000     300(6), 1,084(7), 3,986(8)
  Senior Vice President,     2000    241,008      171,400             --            42,000     3,990(8)
  Worldwide Sales and        1999     91,026       33,193             --           450,000     20,000(5)
  Customer Services

David A.G. Jones...........  2001    225,000      182,926             --            32,000     300(6), 3,759(8)
  Senior Vice President,     2000    225,000      167,063             --            35,000     4,517(8)
  Corporate Marketing and    1999    190,000      112,697             --           220,000     1,512(4), 3,983(8)
  Development

Charles Alan Pettit........  2001    200,000      165,817             --            25,000     300(6), 4,319(7), 4,929(8)
  Vice President, APAC.....  2000    170,000      109,395             --            27,500     5,250 (8)
                             1999    155,000      153,149          4,750(2)        160,000     4,093(4), 2,000(8)

---------------

(1) Bonuses are reported in the year earned, even if actually paid in a subsequent year.
(2) Consists of amounts paid in lieu of such officer's inability to defer certain matching 401(k) contributions due to the terms of the Corporation's 401(k) plan.
(3) The Corporation did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during the fiscal years ended December 31, 2001, 2000 and 1999. On February 20, 1998, the Corporation effected a 3-for-2 stock split in the form of a 50% stock dividend to the stockholders of record of the Corporation's Common Stock on February 12, 1998. On March 25, 1999, the Corporation effected a 2-for-1 stock split in the form of a 100% stock dividend to the stockholders of record of the Corporation's Common Stock on March 17, 1999. On February 16, 2000, the Corporation effected a 2-for-1 stock split in the form of a 100% stock dividend to the stockholders of record of the Corporation's Common Stock on January 31, 2000. All share numbers in this table and elsewhere in this proxy statement reflect such stock splits.
(4) Consists of relocation expenses.
(5) Consists of sign-on bonuses.
(6) Consists of health care adjustment.
(7) Consists of spousal travel reimbursement.
(8) Consists of employer match for 401(k) plan.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth each grant of stock options made during the year ended December 31, 2001 pursuant to the Corporation's Amended and Restated 2000 Director and Officer Stock Option and Incentive Plan to each of the executive officers named in the Summary Compensation Table (the "Named Executive Officers"). The Corporation did not grant any stock appreciation rights to the Named Executive Officers during the fiscal year ended December 31, 2001.

                                    INDIVIDUAL GRANTS(1)                             POTENTIAL REALIZABLE
                            -------------------------------------                      VALUE AT ASSUMED
                            NUMBER OF     % OF TOTAL                                   ANNUAL RATES OF
                            SECURITIES     OPTIONS                                 STOCK PRICE APPRECIATION
                            UNDERLYING    GRANTED TO    EXERCISE                      FOR OPTION TERM(3)
                             OPTIONS     EMPLOYEES IN   PRICE(2)     EXPIRATION    ------------------------
NAME                        GRANTED(#)   FISCAL YEAR    ($/SHARE)       DATE         5%($)         10%($)
----                        ----------   ------------   ---------    ----------    ----------    ----------
Mark B. Templeton.........   115,000         1.48         35.49       7/31/11      2,566,739     6,504,621
John P. Cunningham........   100,000         1.28         23.87       5/31/11      1,501,171     3,804,263
                              50,000         0.64         35.49       7/31/11      1,115,974     2,828,096
John C. Burris............    50,000         0.64         35.49       7/31/11      1,115,974     2,828,096
David A.G. Jones..........    32,000         0.41         35.49       7/31/11        714,223     1,809,981
Charles Alan Pettit.......    25,000         0.32         35.49       7/31/11        557,987     1,414,048

---------------

(1) The options typically vest over four years at a rate of 25% of the shares underlying the option one year from the date of the grant and at a rate of 2.08% monthly thereafter. The options granted to Mr. Cunningham for 100,000 shares vest in full after six months.
(2) The exercise price per share of each option was determined by the Compensation Committee to be equal to the fair market value per share of Common Stock on the date of grant. The fair market value per share of Common Stock as of the Record Date was $17.15.
(3) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation of the Corporation's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Corporation's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercises and the future performance of the Corporation's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

AGGREGATE OPTION EXERCISES AND YEAR-END VALUES

     The following table sets forth, for each of the Named Executive Officers, information with respect to the exercise of stock options during the year ended December 31, 2001 and the year-end value of unexercised options.

                                                         NUMBERS OF SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                            SHARES                            UNEXERCISED OPTIONS AT            IN-THE-MONEY OPTIONS AT
                          ACQUIRED ON       VALUE               DECEMBER 31, 2000                  DECEMBER 31, 2000
NAME                      EXERCISE(#)   REALIZED($)(1)      EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE($)(2)
----                      -----------   --------------   --------------------------------   -------------------------------
Mark B. Templeton.......    241,564       6,120,037              1,338,542/576,458                 4,921,239/790,381
John P. Cunningham......         --              --                666,215/468,785                   209,900/382,762
John C. Burris..........    150,000       1,625,830                127,375/264,625                    30,498/189,129
David A.G. Jones........    165,003       2,622,024                111,978/203,775                   174,334/529,927
Charles Alan Pettit.....     15,108         251,508                162,131/140,261                   169,785/208,731

---------------

(1) Amounts disclosed in this column were calculated based on the difference between the fair market value of the Corporation's Common Stock on the date of exercise and the exercise price of the options in accordance with regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and do not reflect amounts actually received by the named officers.

(2) Value is based on the difference between the option exercise price and the fair market value at December 31, 2001, the fiscal year-end ($22.66 per share), multiplied by the number of shares underlying the option.

STOCK PLANS

     The Corporation currently has four employee stock option and ownership plans: the 1989 Stock Option Plan, the Amended and Restated 1995 Stock Plan ("1995 Stock Plan"), the Second Amended and Restated 1995 Employee Stock Purchase Plan ("1995 Purchase Plan"), and the Second Amended and Restated 2000 Director and Officer Stock Option and Incentive Plan ("2000 Plan"). Each of the foregoing plans is administered by the Compensation Committee of the Board of Directors. The 1989 Stock Option Plan has expired and no further options may be granted pursuant to such plan. As of the Record Date, options to purchase an aggregate of 408,104 shares of Common Stock were issued and outstanding under the 1989 Stock Option Plan, all of which were then exercisable.

     Under the terms of the Corporation's 1995 Stock Plan, the Corporation is authorized to grant incentive stock options ("ISOs") and nonqualified stock options ("NSOs"), make stock awards and provide the opportunity to purchase stock to employees, directors and officers and consultants of the Corporation. The 1995 Stock Plan, as amended, provides for the issuance of up to 69,945,623 shares (as adjusted for stock splits), plus, effective on January 1, 2001, and each year thereafter, a number of shares of Common Stock equal to five percent (5%) of the total number of shares of Common Stock issued and outstanding as of December 31 of the preceding year. Under the 1995 Stock Plan, a maximum of 60,000,000 ISOs may be granted and ISOs must be granted at exercise prices no less than fair market value at the date of grant, except for ISOs granted to employees who own more than 10% of the Corporation's combined voting power, for which the exercise prices will be no less than 110% of the fair market value at the date of grant. Under the 1995 Stock Plan, as amended, ISOs and NSOs must be granted at exercise prices no less than fair market value at the date of grant, provided however, that if an NSO is expressly granted in lieu of a reasonable amount of salary or cash bonus, the exercise price may be equal to or greater than 85% of the fair market value at the date of such grant. Options cannot be repriced (or terminated and subsequently regranted) at a lower price than the original grant without approval of a majority of stockholders present at a stockholders' meeting either in person or by proxy. ISOs and NSOs expire ten years from the date of grant. All options are exercisable upon vesting. The options typically vest over four years at a rate of 25.00% of the shares underlying the option one year from the date of grant and at a rate of 2.08% monthly thereafter. Stock awards typically vest over at least three years (performance-based stock awards are subject to a minumum of one-year vesting). The terms of such options and stock awards, including the number of shares subject to such options and stock awards, when the option or stock award becomes exercisable, the exercise or purchase price of the option or stock award, the duration of the option or stock award and the time, manner and form of payment upon exercise of the option or stock award, are generally determined by the Compensation Committee. As of the Record Date, options to purchase an aggregate of 35,953,686 shares of Common Stock were issued and outstanding under the 1995 Stock Plan, of which options for approximately 18,313,874 shares were then exercisable.

     The 1995 Purchase Plan provides for the issuance of a maximum of 9,000,000 shares of Common Stock (adjusted for stock splits) pursuant to the exercise of nontransferable options granted to participating employees. All U.S.-based employees of the Corporation, whose customary employment is 20 hours or more per week and more than five months in any calendar year, and employees of certain international subsidiaries, are eligible to participate in the 1995 Purchase Plan. In June 2000, the 1995 Purchase Plan was amended to allow employees to deduct up to 10% of their total cash compensation, up from 5% previously, and to remove the requirement that employees complete at least one year of employment to be eligible to participate in the plan. Employees who would immediately after the grant own 5% or more of the Corporation's Common Stock, and directors who are not employees of the Corporation, may not participate in the 1995 Purchase Plan. To participate in the 1995 Purchase Plan, an employee must authorize the Corporation to deduct an amount (not less than 1% nor more than 10% of a participant's total cash compensation) from his or her pay during six-month periods (each a "Plan Period"). The maximum number of shares of Common Stock an employee may purchase in any Plan Period is 12,000 shares subject to certain other limitations. The exercise price for the option for each Plan Period is 85% of the lesser of the market price of the Common Stock on the first or last business day of the Plan Period. If an employee is not a participant on the last day of the Plan Period, such employee is not entitled to exercise his or her option, and the amount of his or her accumulated payroll deductions are refunded. An employee's rights under the 1995 Purchase Plan terminate upon his or her voluntary withdrawal from the 1995 Purchase Plan at any time or upon termination of employment. In January 2002, the 1995 Purchase Plan was amended to change the Plan periods to avoid automatic purchases of shares of Common Stock from being made during the Corporation's regular black-out periods. As of the Record Date, 332,454 shares of Common Stock had been purchased under the 1995 Purchase Plan.

     Under the terms of the Corporation's 2000 Plan, the Corporation is authorized to make stock awards, provide eligible individuals with the opportunity to purchase stock, grant incentive stock options and grant non-statutory stock options to officers and directors of the Corporation. The 2000 Plan provides for the issuance of up to 4,000,000 shares, plus, effective on January 1, 2001, on January 1 of each year, a number of shares of Common Stock equal to one-half of one percent (0.5%) of the total number of shares of Common Stock issued and outstanding as of December 31 of the preceding year. Notwithstanding the foregoing, no more than 3,000,000 shares of Common Stock may be issued pursuant to the exercise of incentive stock options granted under the 2000 Plan. Under the 2000 Plan, ISOs and NSOs must be granted at exercise prices no less than market value at the date of grant, provided however, that if an NSO is expressly granted in lieu of a reasonable amount of salary or cash bonus, the exercise price may be equal to or greater than 85% of the fair market value at the date of such grant. ISOs and NSOs expire ten years from date of grant. Options granted under the 2000 Plan cannot be repriced (or terminated and subsequently regranted) at a lower price than the original grant without approval of a majority of stockholders present at a stockholders' meeting either in person or by proxy. All options are exercisable upon vesting. The options typically vest over four years at a rate of 25% of the shares underlying the option one year from date of grant and at a rate of 2.08% monthly thereafter. Stock awards typically vest over at least 3 years (performance-based stock awards are subject to a minimum of one-year vesting). The terms of such Awards (as defined in the 2000 Plan), including number of shares subject to each Award, when the Award becomes exercisable, the exercise or purchase price of the Award, the duration of the Award and the time, manner and form of payment upon exercise of an Award, are generally determined by the Compensation Committee. As of the Record Date, options to purchase an aggregate of 3,390,725 shares of Common Stock were issued and outstanding under the 2000 Plan, of which options for 621,050 shares were then exercisable.

REPORT OF COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ABOUT EXECUTIVE COMPENSATION

     This report is submitted by the Compensation Committee of the Board of Directors, which administered the Corporation's executive compensation program during the fiscal year ended December 31, 2001. The Compensation Committee of the Board of Directors is currently comprised of Messrs. Compton, Dow and White, three non-employee directors of the Corporation. Pursuant to authority delegated by the Board of Directors, the Compensation Committee is responsible for reviewing and administering the Corporation's stock ownership plans and reviewing and approving compensation matters concerning the executive officers of the Corporation.

     Overview and Philosophy. The Corporation uses its compensation program to achieve the following objectives:

     - To provide compensation that attracts, motivates and retains the best talent and highest caliber executives to serve the Corporation's customers and achieve its strategic objectives.

     - To align management's interest with the success of the Corporation.

     - To align management's interest with stockholders by including long-term equity incentives.

     - To increase profitability of the Corporation and, accordingly, increase stockholder value.

     Compensation under the executive compensation program is comprised of cash compensation in the form of base salary and, in the case of certain executive officers, annual incentive bonuses and long-term incentive awards in the form of stock option grants. In addition, the compensation program is comprised of various benefits, including medical and insurance plans, the Corporation's 401(k) Plan, the 1995 Stock Plan, the 2000 Director and Officer Stock Option and Incentive Plan and the 1995 Employee Stock Purchase Plan.

     Base Salary. Compensation levels for each of the Corporation's executive officers, including the President and Chief Executive Officer, are generally set within the range of salaries that the Compensation Committee believes are paid to executive officers with comparable qualifications, experience and responsibilities at similar companies. In setting compensation levels, the Compensation Committee takes into account such factors as (i) the Corporation's past financial performance and future expectations, (ii) the Corporation's long term goals and strategies, (iii) the performance and experience of each individual and (iv) past salary levels of each individual and of the officers as a group. The Compensation Committee does not assign relative weights or rankings to these factors, but instead makes a subjective determination based upon the consideration of all of these factors. Generally, salary decisions for the Corporation's executive officers are made near the beginning of each calendar year.

     Fiscal 2001 base salaries were determined by the Compensation Committee after considering the base salary level of the executive officers in prior years and taking into account for each executive officer the amount of base salary as a component of total compensation. Base salary, while reviewed annually, is only adjusted as deemed necessary by the Compensation Committee in determining total compensation to each executive officer. Base salary levels for each of the Corporation's executive officers, other than the Chief Executive Officer, were also based upon evaluations and recommendations made by the President and Chief Executive Officer.

     Incentive Compensation. The Compensation Committee determined the amount of incentive compensation paid to each of the executive officers in fiscal 2001 based upon a consideration of a number of factors that it deemed relevant to the executive officer's performance. These factors in 2001 included the Corporation's sales growth in 2001, the Corporation's profitability during 2001 and the executive officer's individual performance.

     Stock Options. The Compensation Committee believes that long-term incentive compensation in the form of stock options helps to align the interests of management and stockholders and enables executives to develop a long-term stock ownership in the Corporation. In addition to an executive's past performance, the Corporation's desire to retain an individual is of paramount importance in the determination of stock option grants.

     When establishing stock option grant levels for executive officers, the Compensation Committee considered the existing levels of stock ownership, previous grants of stock options, vesting schedules of previously granted options and the current stock price. Options granted in fiscal 2001 were granted at an exercise price per share equal to or greater than the fair market value of the Common Stock, as determined by the Compensation Committee. The Compensation Committee reviews option grants to executive officers on an annual basis and considers the level of outstanding options as a factor in its determinations with respect to overall compensation for each of the executive officers. For additional information regarding the grant of options, see the table under the section heading "Option Grants in Last Fiscal Year."

     Other Benefits. The Corporation also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. The Corporation offers a stock purchase plan, under which employees may purchase Common Stock at a discount, and a 401(k) plan, which allows employees to invest in a wide array of funds on a pre-tax basis. The Corporation also maintains insurance and other benefit plans for its employees.

     Chief Executive Officer's Compensation. In 2001, the Corporation's President and Chief Executive Officer, Mark B. Templeton, received salary compensation of $399,000. The increase of Mr. Templeton's salary from $371,000 to $399,000 was based on an assessment of salaries believed by the Board of Directors to be paid to chief executive officers at similar companies, as well as an assessment of Mr. Templeton's qualifications, performance and expected contributions to the Corporation's planned growth during the year. Mr. Templeton was also granted a bonus of $308,168 based upon individual and corporate performance. Factors taken into consideration include the Corporation's sales growth in 2001, the Corporation's profitability during 2001 and Mr. Templeton's individual performance. In addition, in August 2001, Mr. Templeton was granted options to purchase 115,000 shares of common stock pursuant to the Corporation's standard vesting schedule. See "Compensation and Other Information Concerning Directors and Officers - Option Grants in Last Fiscal Year."

     Tax Deductibility of Executive Compensation. In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Corporation cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Corporation has considered the limitations on deductions imposed by Section 162(m) of the Code and it is the Corporation's present intention, for so long as it is consistent with its overall compensation objective, to structure executive compensation to minimize application of the deduction limitations of Section 162(m) of the Code.

RESPECTFULLY SUBMITTED BY THE COMPENSATION COMMITTEE

     Kevin R. Compton
     Stephen M. Dow
     John W. White

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are Messrs. Compton, Dow and White. No member of the Committee was at any time during the past year an officer or employee of the Corporation or any of its subsidiaries, was formerly an officer of the Corporation or any of its subsidiaries, or had any relationship with the Corporation requiring disclosure herein.

     During the last year, no executive officer of the Corporation served as (i) a member of the compensation committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Compensation Committee of the Corporation; (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Corporation; or (iii) a member of the compensation committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Corporation.

COMPENSATION OF DIRECTORS

     Employee-directors do not receive cash compensation for their service as members of the Board of Directors. Non-employee directors receive a fee of $1,500 for each meeting of the Board of Directors that they attend, $200 for each meeting of the Board of Directors that they participate in via telephone, and $500 for each meeting of a committee of the Board of Directors that they attend. Non-employee directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending such meetings.

     Non-employee directors are also eligible for participation in the 1995 Non-Employee Director Stock Option Plan (Director Option Plan). The Director Option Plan provides for the grant of options to purchase a maximum of 3,600,000 shares of Common Stock (adjusted for stock splits) to non-employee directors of the Corporation. In July 2001, the Board of Directors approved an amendment to the Director Option Plan to provide for a decrease in the number of shares subject to each initial grant from 180,000 (adjusted for stock splits) to 60,000, and a decrease in succeeding grants from 180,000 (adjusted for stock splits) every three years (provided that the director continued to serve on the Board at the time of the grant) to 20,000 every year (provided that the director continues to serve on the Board at the time of the grant). The amendment also changed the vesting of the succeeding grants to 1/12 of the shares subject to the option grants per month, instead of 1/3 of the shares vesting after one-year and 1/36 of the shares subject to the option grant vesting per month thereafter. The exercise price per share for all options granted under the Director Option Plan will be equal to 100% of the fair market value per share of the Common Stock as of the date of grant. In January 2002, the Corporation amended the Director Option Plan to, among other things, change the date of the annual grant of options to the first day of the month following the Annual Stockholders Meeting. As of the Record Date, 1,460,000 options had been granted under the Director Option Plan, of which options for approximately 786,667 shares were then exercisable.

     Mr. Roberts, Chairman of the Board of Directors of the Corporation, also serves as an employee pursuant to an employment agreement entered into by Mr. Roberts and the Corporation on August 1, 2001. The terms of that employment agreement, as amended, provide that Mr. Roberts shall be employed from August 1, 2001 to July 31, 2002 at a base salary of $85,000 per year. Upon expiration of the initial term of employment, the Chief Executive Officer of the Corporation may, at his discretion, extend the term for one or more additional one-year periods. Upon termination of the employment agreement, Mr. Roberts shall receive a one-time payment of $36,600. The Corporation shall also provide Mr. Roberts with extended health care coverage at Mr. Robert's expense.

STOCK PERFORMANCE GRAPH

     The Stock Performance Graph set forth below compares the yearly change in the cumulative total stockholder return on the Corporation's Common Stock during the period from December 31, 1996 through December 31, 2001, with the cumulative total return on the Center for Research in Securities Prices Index for the Nasdaq Stock Market National Market Index ("Nasdaq National Market Index"), the Standard & Poor's 500 Stock Index ("S&P 500") and the Prepackaged Software (SIC Code 7372) Index ("Prepackaged Software Index"). The comparison assumes $100 was invested on December 31, 1996 in the Corporation's Common Stock, in the Prepackaged Software Index, the Nasdaq National Market Index and the Standard and Poor's 500 Stock Index and assumes reinvestment of dividends, if any.

                              (PERFORMANCE GRAPH)

-------------------------------------------------------------------------------------
                             1996      1997      1998      1999      2000      2001
-------------------------------------------------------------------------------------
 CITRIX SYSTEMS, INC.       100.00    194.56    372.53    944.16    345.43    347.88
 SIC CODE INDEX             100.00    127.28    213.88    399.83    218.49    192.92
 NASDAQ MARKET INDEX        100.00    122.32    172.52    304.29    191.25    152.46
 S&P 500 INDEX (1)          100.00    133.36    171.47    207.56    188.66    166.24

---------------

(1) On December 21, 2000, the Corporation was included in the Standard & Poor's 500 Stock Index.

     The stock price performance shown on the graph above is not necessarily indicative of future price performance. Information used in the graph was obtained from Media General Financial Services, Inc., a source believed to be reliable, but the Corporation is not responsible for any errors or omissions in such information.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Corporation's directors, executive officers and holders of more than 10% of the Corporation's Common Stock (collectively, "Reporting Persons") to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Corporation. Such persons are required by regulations of the Commission to furnish the Corporation with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended December 31, 2001 and written representations from certain Reporting Persons, the Corporation believes that all Section 16(a) filing requirements were complied with during the fiscal year ended December 31, 2001, except for the following: Stefan Sjostrom's Form 3 in March 2001 was not filed within the 10 day deadline for filing, Tyrone Pike's Form 4 for December 2001 was amended to correct incomplete share data, and Tyrone Pike's Form 5 for the fiscal year ended December 31, 2001 was amended to correct inaccurate share data.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all Stockholders entitled to vote at the 2003 Annual Meeting of Stockholders of the Corporation, pursuant to Rule 14a-8 promulgated under the Exchange Act by the Securities and Exchange Commission (the "SEC"), must be received at the Corporation's principal executive offices not later than December 6, 2002. Under the Corporation's By-Laws, stockholders who wish to make a proposal at the 2003 Annual Meeting - other than one that will be included in the Corporation's proxy statement - must notify the Corporation between November 7, 2002 and December 6, 2002. If a stockholder who wishes to present a proposal fails to notify the Corporation by December 6, 2002 and such proposal is brought before the 2003 Annual Meeting, then under the SEC's proxy rules, the proxies solicited by management with respect to the 2003 Annual Meeting will confer discretionary voting authority with respect to the stockholder's proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC's proxy rules. In order to curtail controversy as to the date on which a proposal was received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested to Citrix Systems, Inc., 851 West Cypress Creek Road, Fort Lauderdale, FL 33309, Attention: Secretary.

                              INDEPENDENT AUDITORS

     The Board of Directors has retained the firm of Ernst & Young LLP ("Ernst & Young"), independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 2002. Ernst & Young has served as the Corporation's independent certified public accountants since 1989. It is expected that a member of Ernst & Young will be present at the Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

FEES

     The following table sets forth the fees billed by Ernst & Young to the Corporation during the fiscal year ended December 31, 2001:

FEE                                                                          AMOUNT
---                                                                        ----------
Annual audit fees...........................................               $1,128,000
Financial Information Systems Design and Implementation.....                        0
All other fees
  Audit related services....................................  $  741,000
  Internal audit outsourcing................................     458,000
  Tax services..............................................   1,765,000
  All other nonaudit services...............................      90,000
                                                              ----------
          Total other fees..................................               $3,054,000

     Audit related services primarily include fees for due diligence related to the acquisition of Sequoia Software Corporation in April 2001, fees for statutory audit services required by local laws in certain overseas locations in which the Corporation conducts business, fees for evaluating controls over certain of the Corporation's financial processes, audits of employee benefit plans, fees related to filings with the Securities and Exchange Commission and accounting assistance. Tax services relate to compliance fees for U.S. federal and international tax returns, various state and local tax returns, assistance with tax planning strategies and tax examination assistance. The Corporation currently expects that the tax services required by the Corporation will vary based on the level of examination activity by taxing authorities and the impact of implementing strategic initiatives. For 2002, the Corporation currently expects that fees for tax services will decrease from those incurred in 2001. All other non-audit services include fees for advising the Corporation on financing alternatives available for its corporate headquarters facilities. All non-audit services were reviewed with the Audit Committee, which concluded that the provision of such services by Ernst & Young was compatible with the maintenance of that firm's independence in the conduct of its auditing functions. Ernst & Young provides both the Corporation's annual audit of its consolidated financial statements and internal audit outsourcing services. Ernst & Young has indicated it will support restrictions on internal audit outsourcing services for audit clients that are SEC registrants. The Corporation will end its relationship with Ernst & Young for the internal audit function by the end of 2002. The Corporation will work with Ernst & Young to make this an orderly transition.

     The Audit Committee has discussed these matters with Ernst & Young and the Corporation's management, and will monitor the Corporation's compliance with any new restrictions as they are put in place to continue to ensure that the services provided by its independent accountants are compatible with the maintenance of that firm's independence in the conduct of its auditing functions.

                           EXPENSES AND SOLICITATION

     The cost of solicitation of proxies will be borne by the Corporation and, in addition to soliciting stockholders by mail through its regular employees, the Corporation may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Corporation registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Corporation may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation. The Corporation may retain a proxy solicitation firm to assist in the solicitation of proxies. The Corporation will bear all reasonable solicitation fees and expenses if such a proxy solicitation firm is retained.